UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2025

UNITED STATES COMMODITY INDEX FUNDS TRUST

 (Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640
(510) 522-9600	Walnut Creek, California 94596
Registrant's telephone number,	(Address of principal executive offices) (Zip Code)
including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Commodity Index Fund	USCI	NYSE Arca, Inc.
Shares of United States Copper Index Fund	CPER	NYSE Arca, Inc.

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2025, United States Commodity Funds LLC (“USCF”) entered into the First Amendment to the Amended and Restated Licensing Agreement, with SummerHaven Index Management, LLC (“SHIX”), amending the Amended and Restated Licensing Agreement by and between USCF, SHIX, and solely with respect to Section 3(g)(iii), SummerHaven Investment Management, LLC (“SHIM”), entered into as of May 1, 2018, as amended from time to time (the “Licensing Agreement”). Under the Licensing Agreement, SHIX grants to USCF, and certain funds that are sponsored by USCF, a license to use certain proprietary indexes for the management of the funds, as well as the use of certain names and marks, including the SummerHaven Copper Index. Pursuant to the First Amendment to the Licensing effective retroactively as of January 17, 2025 (the “Amendment”), the parties have agreed to amend the Licensing Agreement to provide that USCF consents to the licensing by SHIX of the SummerHaven Copper Index and the service mark “SCI” to Tidal Investments LLC or one of its related entities. All other terms and conditions of the Licensing Agreement shall remain in full force and effect.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1    First Amendment to Amended and Restated Licensing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST
		By:	United States Commodity Funds LLC, its sponsor

Date:	April 29, 2025	By:	/s/ John P. Love
		Name:	John P. Love
		Title:	Chief Executive Officer